Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.com

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES FIRST QUARTER 2012 RESULTS

ATLANTA — April 26, 2012 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its first quarter ended March 31, 2012.

Highlights for the first quarter include:

•                  Net income of $7.3 million or $0.07 per share

•                  Adjusted EBITDA (a non-GAAP measure) of $77.6 million

•                  Net cash provided by operating activities of $66.2 million

•                  Unlevered free cash flow (a non-GAAP measure) of $45.9 million

•                  Ending cash and marketable securities of $270.8 million

“During the first quarter, we delivered solid results, with our business services segment showing positive progress,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff.   “We continue our strategic transformation to an IT services company, and we are gaining significant traction in the marketplace with our differentiated assets and capabilities.  As demand for IT services is growing, we consistently deliver tailored solutions to meet customers’ evolving needs, as evidenced by our recent launch of additional IT services. With the positive trajectory in our business services segment, we remain committed to showing sequential organic revenue growth in this segment by the end of this year.”

Financial and Operating Results

EarthLink reported revenue of $344.4 million in the first quarter, a 2% decrease from the prior quarter and a 42% increase from the first quarter of 2011, reflecting the acquisitions of One

Communications and five IT services companies in 2011.  Business services comprised 76% of EarthLink’s revenue in the first quarter of 2012, up from 59% in the year-ago quarter. Business services revenue declined $2.3 million sequentially in the first quarter of 2012, an improvement versus the $3.2 million sequential decline in the fourth quarter of 2011. The company’s consumer segment continues to produce solid results, with broadband services accounting for 67% of consumer access revenue in the first quarter of 2012, as compared to 64% in the year-ago quarter. Subscriber churn in the consumer segment was a record low of 2.5% for the first quarter of 2012, as compared to 2.6% in the fourth quarter of 2011 and 2.7% in the first quarter of 2011.

For the first quarter 2012, EarthLink’s selling, general and administrative expenses were $110.1 million or 32% of revenue, as compared to expenses of $110.6 million in the fourth quarter of 2011 and $73.2 million in the first quarter of 2011.

Profitability and Other Financial Measures

Net income was $7.3 million, or $0.07 per share, in the first quarter of 2012, as compared to net income of $4.2 million, or $0.04 per share, in the fourth quarter of 2011, and $16.4 million, or $0.15 per share, in the first quarter 2011.

EarthLink generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $77.6 million in the first quarter of 2012, versus Adjusted EBITDA of $81.6 million in the prior quarter and $69.7 million in the year-ago quarter.

Balance Sheet and Cash Flow

EarthLink generated unlevered free cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $45.9 million during the first quarter of 2012, compared to $50.6 million in the prior quarter and $52.0 million in the year-ago quarter.

As of March 31, 2012, the company reported cash and marketable securities of $270.8 million. Capital expenditures were $31.8 million for the first quarter of 2012. The company made $5.4 million of dividend payments to shareholders in the first quarter of 2012.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

For the full year 2012, management reiterated its guidance of Adjusted EBITDA of $285 million to $295 million and capital expenditures of $115 million to $135 million. Management has increased its net income guidance to a range of $7 million to $11 million for the full year 2012.

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered free cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less cash used for purchases of property and equipment.

Adjusted EBITDA and unlevered free cash flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, April 26, 2012, at 8:30 a.m. ET hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, President and Chief Operating Officer Joseph M. Wetzel, and Chief Financial Officer Bradley A. Ferguson.

U.S. and Canada Dial-in Number	800-706-0730
International Dial-in Number	706-634-5173

Participants reference the EarthLink call and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

Replay available from 11:30 a.m. ET on April 26 through midnight on May 10, 2012.

To access the replay, dial toll-free 855-859-2056 and enter confirmation code 70240730.

The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services, network and communications provider to more than 150,000 businesses and over one million consumers nationwide. EarthLink empowers customers with managed IT services including cloud computing, data centers, virtualization, security, applications and support services, in addition to nationwide data and voice IP services. The company operates an extensive network including 28,800 route fiber miles, 90 metro fiber rings and 4 secure data centers providing ubiquitous IP coverage across more than 90% of the country. Founded in 1994, the company’s award-winning reputation for both outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink’s website www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include (1) that we may not be able to execute our strategy to grow our business services revenue, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (3) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (4) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (5) that our failure to achieve operating efficiencies will adversely affect our results of operations; (6) that unfavorable general economic conditions could harm our business; (7) that we face significant competition in the communications and managed IT services industry that could reduce our profitability; (8) that decisions by the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (9) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (10) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (11) that we may experience reductions in switched access and reciprocal compensation revenue; (12) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (13) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal, or other factors, which could adversely affect our revenue and results of operations; (14) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations;  (15) that our consumer business is dependent on the availability of third-party network service providers; (16) that we face significant competition in the Internet industry that could reduce our profitability; (17) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (18) that potential regulation of Internet service providers could adversely affect our operations; (19) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (20) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (21) that security breaches could damage our reputation and harm our operating results; (22) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (23) that our business depends on effective business support systems and processes; (24) that government regulations could adversely affect our business or force us to change our business practices; (25) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (26) that we may not be able to protect our intellectual property; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that if we, or other industry participants, are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (29) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (30) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (31) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (32) that we may require additional capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (33) that we may reduce, or cease payment of, quarterly cash dividends; (34) that our stock price may be volatile; and (35) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations (1)

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2012

Revenues	$243,018	$344,376

Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	103,723	159,337
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	73,164	110,069
Depreciation and amortization	21,676	45,254
Restructuring, acquisition and integration-related costs (2)	4,505	3,521
Total operating costs and expenses	203,068	318,181

Income from operations	39,950	26,195
Interest expense and other, net	(12,960)	(15,758)
Income before income taxes	26,990	10,437
Income tax provision	(10,627)	(3,174)
Net income	$16,363	$7,263

Net income per share
Basic	$0.15	$0.07
Diluted	$0.15	$0.07

Weighted average common shares outstanding
Basic	108,403	106,258
Diluted	109,626	106,926

Dividends declared per share	$0.05	$0.05

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	March 31,
	2011	2012
ASSETS
Current assets:
Cash and cash equivalents	$211,783	$222,003
Marketable securities	28,606	48,273
Restricted cash	1,781	1,063
Accounts receivable, net of allowance of $7,323 and $7,564 as of December 31, 2011 and March 31, 2012, respectively	114,757	108,870
Prepaid expenses	13,163	16,138
Deferred income taxes, net	38,437	43,371
Other current assets	23,530	20,088
Total current assets	432,057	459,806
Long-term marketable securities	1,001	521
Property and equipment, net	389,549	387,228
Deferred income taxes, net	172,376	164,568
Goodwill	378,235	379,320
Other intangible assets, net	285,361	267,682
Other long-term assets	21,872	20,512
Total assets	$1,680,451	$1,679,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,972	$15,917
Accrued payroll and related expenses	28,410	24,105
Accrued interest	11,955	27,295
Other accrued liabilities	116,396	106,354
Deferred revenue	68,182	67,984
Current portion of long-term debt and capital lease obligations	1,655	1,496
Total current liabilities	242,570	243,151

Long-term debt and capital lease obligations	653,765	652,628
Other long-term liabilities	30,972	29,866
Total liabilities	927,307	925,645

Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and March 31, 2012	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 196,202 and 196,529 shares issued as of December 31, 2011 and March 31, 2012, respectively, and 106,193 and 106,200 shares outstanding as of December 31, 2011 and March 31, 2012, respectively	1,962	1,965
Additional paid-in capital	2,071,298	2,067,279
Accumulated deficit	(613,668)	(606,405)
Treasury stock, at cost, 90,009 and 90,329 shares as of December 31, 2011 and March 31, 2012, respectively	(706,434)	(708,848)
Accumulated other comprehensive income (loss)	(14)	1
Total stockholders’ equity	753,144	753,992
Total liabilities and stockholders’ equity	$1,680,451	$1,679,637

EARTHLINK, INC.

Reconciliation of Net Income to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2011	2012

Net income	$16,363	$4,151	$7,263
Interest expense and other, net	12,960	16,443	15,758
Income tax provision	10,627	3,694	3,174
Depreciation and amortization	21,676	46,747	45,254
Stock-based compensation expense	3,571	3,012	2,672
Restructuring, acquisition and integration-related costs (2)	4,505	7,551	3,521
Adjusted EBITDA (3)	$69,702	$81,598	$77,642

EARTHLINK, INC.

Reconciliation of Net Income to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2011	2012

Net income	$16,363	$4,151	$7,263
Interest expense and other, net	12,960	16,443	15,758
Income tax provision	10,627	3,694	3,174
Depreciation and amortization	21,676	46,747	45,254
Stock-based compensation expense	3,571	3,012	2,672
Restructuring, acquisition and integration-related costs (2)	4,505	7,551	3,521
Purchases of property and equipment	(17,746)	(31,000)	(31,775)
Unlevered free cash flow (3)	$51,956	$50,598	$45,867

EARTHLINK, INC.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2011	2012

Net cash provided by operating activities	$54,466	$29,754	$66,211
Income tax provision	10,627	3,694	3,174
Non-cash income taxes	(8,646)	(4,274)	(1,244)
Interest expense and other, net	12,960	16,443	15,759
Amortization of debt discount, premium and issuance costs	(2,831)	(1,446)	494
Restructuring, acquisition and integration-related costs	4,505	7,551	3,521
Changes in operating assets and liabilities	(1,461)	27,355	(9,989)
Purchases of property and equipment	(17,746)	(31,000)	(31,775)
Other, net	82	2,521	(284)
Unlevered free cash flow (3)	$51,956	$50,598	$45,867

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measure (3)

(in millions)

Year
Ending
December 31,
2012
Net income	$7 - $11
Interest expense and other, net	62
Income tax provision	5 - 6
Depreciation and amortization	183 - 188
Stock-based compensation expense	13
Restructuring, acquisition and integration-related costs (2)	15
Adjusted EBITDA (3)	$285 - $295

EARTHLINK, INC.

Supplemental Schedule of Segment Information (11)

(in thousands)

	Three Months Ended March 31,
	2011	2012
Business Services
Revenues	$142,373	$260,264
Cost of revenues	72,457	131,818
Gross margin	69,916	128,446
Segment operating expenses	44,744	85,401
Segment income from operations	$25,172	$43,045

Consumer Services
Revenues	$100,645	$84,112
Cost of revenues	31,266	27,519
Gross margin	69,379	56,593
Segment operating expenses	19,314	15,595
Segment income from operations	$50,065	$40,998

Consolidated
Revenues	$243,018	$344,376
Cost of revenues	103,723	159,337
Gross margin	139,295	185,039
Direct segment operating expenses	64,058	100,996
Segment income from operations	75,237	84,043
Stock-based compensation expense	3,571	2,672
Depreciation and amortization	21,676	45,254
Restructuring, acquisition and integration-related costs (2)	4,505	3,521
Other operating expenses	5,535	6,401
Income from operations	$39,950	$26,195

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended
	March 31,
	2011	2012
	(in thousands)
Business Services
Retail services	$106,632	$212,516
Wholesale services	24,795	37,729
Other	10,946	10,019
Total revenues	142,373	260,264

Consumer Services
Access services	87,457	71,767
Value-added services	13,188	12,345
Total revenues	100,645	84,112

Total Revenues	$243,018	$344,376

EARTHLINK, INC.

Supplemental Financial Data

	March 31,	December 31,	March 31,
	2011	2011	2012
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$551,629	$241,390	$270,797
Debt (4)	580,591	624,800	624,800
Stockholders’ equity	752,539	753,144	753,992

Employee Data
Number of employees at end of period (5)	1,857	3,241	3,103

EARTHLINK, INC.

Business Services Operating Metrics

	March 31,	December 31,	March 31,
	2011	2011	2012

Legacy EarthLink Business Metrics (6)
Narrowband access subscribers	7,000	5,000	5,000
Broadband access subscribers	52,000	51,000	50,000
Web hosting accounts	64,000	58,000	57,000

EarthLink Business Metrics
Southeast
Total fiber optic route miles	16,504	16,551	16,551
Colocations	294	299	299
Voice and data switches	20	21	21

Northeast
Total fiber optic route miles	—	12,253	12,253
Colocations	—	690	690
Voice and data switches	—	34	34

National
Colocations	424	426	426
Voice and data switches	—	1	1

Total EarthLink Business
Total fiber optic route miles (7)	16,504	28,804	28,804
Colocations	718	1,415	1,415
Voice and data switches	20	56	56

EARTHLINK, INC.

Consumer Services Operating Metrics

	March 31,	December 31,	March 31,
	2011	2011	2012
Consumer Subscriber Detail
Narrowband access subscribers	877,000	741,000	704,000
Broadband access subscribers	680,000	609,000	591,000
Total consumer subscribers	1,557,000	1,350,000	1,295,000

	Three Months Ended March 31,
	2011	2012
Consumer Subscriber Activity
Subscribers at beginning of period	1,636,000	1,350,000
Gross organic subscriber additions	49,000	45,000
Churn	(128,000)	(100,000)
Subscribers at end of period	1,557,000	1,295,000

Consumer Metrics
Average subscribers (8)	1,596,000	1,322,000
ARPU (9)	$21.03	$21.20
Churn rate (10)	2.7%	2.5%

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

(1)   On April 1, 2011, EarthLink completed its acquisition of One Communications, a privately-held, multi-regional integrated telecommunications solutions provider serving customers in the Northeast, Mid-Atlantic and Upper Midwest. The results of operations of One Communications have been included in EarthLink’s consolidated financial statements since the acquisition date.

(2)   Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended
	March 31,
	2011	2012
Transaction-related costs	$1,564	$839
Severance and retention	1,869	1,547
Facility-related costs	—	165
Integration-related costs	62	1,151
Acquisition and integration-related costs	3,495	3,702
Facility exit and restructuring costs	1,010	(181)
Total restructuring, acquisition and integration-related costs	$4,505	$3,521

Acquisition and integration-related costs consist of costs directly related to EarthLink’s acquisitions, such as advisory, legal, accounting, valuation and other professional fees; employee severance and retention costs; facility-related costs, such as lease termination and asset impairments; and integration-related costs, such as system conversion, rebranding costs and integration related consulting and employee costs.

Facility exit and restructuring costs consist of costs incurred for EarthLink’s restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania; and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007  Plan was primarily implemented during 2007 and 2008. However, there have been and may continue to be changes in estimates to amounts previously recorded.

(3)         Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered Free Cash Flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less purchases cash used for of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

(4)         Debt represents the principal amount of EarthLink’s Senior Notes, EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	March 31,	December 31,	March 31,
	2011	2011	2012
EarthLink Senior Notes - Principal	—	300,000	300,000
EarthLink Senior Notes - Discount	—	(9,779)	(9,547)
EarthLink Convertible Senior Notes - Principal	255,791	—	—
EarthLink Convertible Senior Notes - Discount	(9,149)	—	—
ITC^DeltaCom Senior Secured Notes - Principal	324,800	324,800	324,800
ITC^DeltaCom Senior Secured Notes - Premium	25,232	22,056	20,914
Carrying amount of debt	596,674	637,077	636,167

(5)         Represents full-time equivalents.

(6)         Legacy EarthLink business metrics consist of metrics related to services in EarthLink’s Business Services segment prior to the acquisitions of ITC^DeltaCom

(7)         As of March 31, 2011, includes 12,559 route miles owned or obtained through indefeasible rights to use (IRU) and 3,945 marketed and managed route miles.  As of December 31, 2011 and March 31, 2012, includes 24,859 route miles owned or obtained through indefeasible rights to use (IRU) and 3,945 marketed and managed route miles.

(8)         Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

(9)         ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

10.       Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.

11.       The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services . The Company’s Business Services segment provides a comprehensive suite of communications and technology services, including voice, data, managed network services, cloud hosting and equipment services, to business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services provided to business customers; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which includes the sale of customer premises equipment and web hosting. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes include narrowband and broadband Internet access services and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking, email storage and Internet call waiting; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.